UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16633 Dallas Parkway, Suite 250 Addison, Texas	75001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (972) 218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 20, 2013, Wound Management Technologies, Inc. (the “Company”),  entered into a Shipping and Consulting Agreement (the “Agreement”) with WellDyne Health, LLC (“WellDyne”). Under the Agreement, WellDyne agreed to provide certain storage, shipping, and consulting services, and was granted the right to conduct online resales of certain of the Company’s products to U.S. consumers.

Effective June 1, 2015, the Company and WellDyne entered into an amendment to the Agreement, pursuant to which the Agreement was amended to, among other things: (a) eliminate certain administrative services being performed by WellDyne under the Agreement, (b) revise the terms of the administrative fee payable to WellDyne under the Agreement, and (c) provide for termination of the Agreement, effective as of September 19th of a given year, by written notice by either party delivered before June 15th of such year.

On June 4, 2015, the Company delivered written notice to WellDyne, terminating the Agreement pursuant to Section Five thereof, such termination to be effective as of September 19, 2015.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	First Amendment to Shipping and Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: June 4, 2015	By:	/s/ Darren Stine
Darren Stine, Chief Financial Officer